EXHIBIT 5(a)


                           MINNESOTA POWER & LIGHT COMPANY
                               30 West Superior Street
                               Duluth, Minnesota  55802

     Philip R. Halverson - Vice President,
       General Counsel and Corporate Secretary

                                        New York, New York
                                        March 28, 1996

     Minnesota Power & Light Company
     30 West Superior Street
     Duluth, Minnesota  55802

     Dear Sirs:

               With reference to the Registration Statement on Form S-3 to be filed on or about the date hereof with the Securities and Exchange Commission by Minnesota Power & Light Company (Company) under the Securities Act of 1933, as amended (Act) and pursuant to which the Company intends to register 5,000,000 shares of its common stock, without par value (Stock) for offer and sale in connection with its Dividend Reinvestment and Stock Purchase Plan (Plan), I am of the opinion that:

               1. The Company is a corporation validly organized and existing under the laws of the State of Minnesota.

               2. All action necessary to make the authorized but unissued Stock legally issued, fully paid and non-assessable will have been taken when:

               a. The Minnesota Public Utilities Commission shall have authorized the issuance and sale of the Stock;

               b. The Board of Directors or the Executive Committee thereof shall have taken all actions as may be necessary to consummate the authorization of the proposed issuance and sale of the Stock; and

               c. The Stock shall have been issued and delivered for the consideration contemplated in the Registration Statement.

               3. Stock purchased on the open market is validly issued, fully paid and non-assessable.

               I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name therein.

                                        Very truly yours,

                                        /s/ Philip R. Halverson
                                        -----------------------
                                        Philip R. Halverson